Exhibit 10.1

JINJISHAN AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 12th DAY OF December, 2007 (the "Effective Date") in replacement of a Mineral Rights Acquisition Agreement (the “Preceding Contract”) dated the 29th day of August, 2007. The purpose of this Agreement is to clarify terminology used in the Preceding Contract and remove ambiguities in Schedule A which were created when Schedule A of the Preceding Contract, which was written and signed in Chinese, had been translated to English.

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a British Columbia private
corporation with offices at  870 East 54th Ave, Vancouver, British
Columbia, V5X 1L7, Canada;
(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a Nevada publicly traded corporation with offices at suite 1100 – 475 Howe Street, Vancouver, British
Columbia, V6C 2B3;
(“Asian Dragon”)

PREAMBLE:

The Jinjishan Property consists of contiguous 28.3 sq km exploration license located in the northwest part of Luoning County, Henan Province, People’s Republic of China (the “Jinjishan Property”).

The “Jinjishan concentration plant (the “Jinjishan Plant”) is a processing mill on the same site.

Under Chinese law foreigners may not be directly granted exploration licenses. Instead a foreign corporation must join with a Chinese partner and form a Sino-Foreign Joint Venture Company (“JV”) which must be licensed as a business prior to any applications for an exploration license.

No Mining License is currently issued to any of the parties in this Agreement (the “Jinjishan Agreement”) regarding the Jinjishan Property.

The Jinjishan Property has no probable or proven reserves.

The arrangements which form the structure of this contract are as follows:

1)	To create opportunities to explore properties in China, World Fortune partnered with the Jinjishan Gold Mine Company, a company under the administration of the Luoyang Gold Bureau of the People’s Republic of China (the “JGC”) to form a JV named Luoyang Canadian United Mining Ltd. (“LCUML”). World Fortune holds a 70% interest of LCUML and the JGC holds a 30% interest. This JV applied for and received a Joint Venture Business License from the People’s Republic of China (the “Chinese Government”).

2)	World Fortune met all its financial commitments under its JV Agreement with the JGC and the JGC contributed to LCUML the Exploration License for the Jinjishan Property (the “Jinjishan Exploration License”).

3)	LCUML applied for and received transfer of registration of the Jinjishan Exploration License to the name of LCUML and concurrently entered a private agreement to purchase the Jinjishan Plant.

4)	Asian Dragon engaged World Fortune under an Agency and Cooperative Agreement to act as Asian Dragon’s agent and source opportunities for Asian Dragon in China.

5)	World Fortune proposed to LCUML and LCUML accepted an offer for World Fortune to purchase 70% of a 100% interest in the Jinjishan Exploration License and 100% of a 100% interest in the Jinjishan Plant (collectively the “Jinjishan Rights”) upon full payment for the Jinjishan Rights per the payment schedule included in a China Mineral Properties Rights Purchase Agreement (the “Jinjishan China Rights Agreement”) signed by World Fortune and LCUML on August 8, 2007. The intent of this Jinjishan China Rights Agreement was to provide WFEI with a method to effect the legal logistics to pass title of its 70% interest in the Jinjishan Exploration License into a separate Agreement which it could then sell or assign to a third party.

6)	World Fortune proposed to Asian Dragon and Asian Dragon accepted an offer for Asian Dragon to purchase the Jinjishan Rights upon assumption of World Fortune’s obligations under the Jinjishan China Rights Agreement and payment of share grants to World Fortune and World Fortune or its nominees. To acquire the Jinjishan Rights Asian Dragon must fulfill all payments referenced in the Jinjishan China Rights Agreement. The governing agreement which executes this contract is this Jinjishan Agreement.

7)	Asian Dragon will not have ownership of the Jinjishan Rights until it has fully completed the payment terms included in this Jinjishan Agreement and because the incorporated Jinjishan China Rights Agreement includes a damages clause which would come into force if Asian Dragon were to abandon its obligations under this Jinjishan Agreement, Asian Dragon has determined that this Jinjishan Agreement does not meet the characteristics required to record it as an option and therefore a liability has been recorded in Asian Dragon’s financial statements pertaining to this Jinjishan Agreement.

8)	Once Asian Dragon has completed all payments required by this Jinjishan Agreement, it will be deemed to have title to and will own 100% of a 100% interest in the Jinjishan Plant and 70% of a 100% interest in the Jinjishan Exploration License. LCUML will own the remaining 30% of the Jinjishan Exploration License, but this position may be reduced if Asian Dragon makes additional payments under this Jinjishan Agreement.

CLARIFICATION OF TRANSLATION MATTERS IN SCHEDULE A - China Mineral Properties Rights Purchase Agreement:
1)	Irrespective of any titles in the attached Jinjishan China Rights Agreement (hereinafter referred to as “Schedule A”) describing Schedule A as pertaining to “Mineral Properties Rights”, no Mineral Properties Rights as the term is commonly used in North American currently exist regarding the Jinjishan Property. This clarification is based on the fact that the North American commonly used definition of “Mineral Properties Rights” generally describes title to probable or proven mining reserves.

2)	Irrespective of any language in Schedule A describing the Jinjishan Property as a “mine”, no mine as the term is commonly used in North American exists on the Jinjishan Property.

3)	The reference on the cover page of Schedule A which states: “WFEI can purchase the entire interest for a total price of US$3.3 million on the following basis:” should have reflected the total of the payment schedule attached in the Jinjishan China Rights Agreement and stated: “WFEI can purchase the entire interest for a total price of US$3,292,000 on the following basis:”.

4)	The terms: “mine”; “Exploration Permitted Area”; “Gold Mine properties”; “mineral properties”; “Property License”; and “Exploration Permit” all refer to the Jinjishan Exploration License which is an exploration license.

5)	The term “related production equipments” should have read “related equipment”.

6)	The use of the terms: “mining operations” and “ore production” does not mean that the Jinjishan Property is a producing mine or that it has probable or proven reserves. These terms were generically used and refer to previous exploration activities on the property.

7)	Paragraph 11 of Schedule A which states: “This Agreement is binding immediately upon signing and the non performance Party of this Agreement which can result in harm to the other party shall be responsible for all the economic losses”, should have read: “This Agreement is binding immediately upon signing and if either Party is responsible for non performance under the terms of this Agreement which results in harm to the other Party, the non-performing Party shall be responsible for all economic losses”.

TERMS:

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious and base metals industries in China;

AND WHEREAS Asian Dragon is a Nevada corporation whose securities trade on the NASDAQ OTCBB as well as on the Frankfurt Exchange, and whose business is the acquisition and exploitation of  precious and base metals projects and properties of merit;

AND WHEREAS World Fortune and Asian Dragon entered into: a Mineral Rights Acquisition Agreement dated August 29, 2007 relating to an exploration permit for the Jinjishan Property in China and a concentration plant on same property, such agreement which is being expressly amended and replaced by this Jinjishan Agreement;

AND WHEREAS World Fortune has entered into a China Mineral Properties Rights Purchase Agreement (the “Jinjishan China Rights Agreement”) with LCUML attached and incorporated into this Jinjishan Agreement as “Schedule A” for the purchase of a 70% interest of the 100% interest in the Jinjishan Exploration License and for the purchase of a 100% interest in the Jinjishan Plant (herein collectively defined as the “Jinjishan Rights”);

AND WHEREAS Asian Dragon has agreed to purchase the Jinjishan Rights herein from World Fortune in exchange for Asian Dragon assuming World Fortune’s responsibility for the total investment owed by World Fortune and detailed in the Jinjishan China Rights Agreement and a grant of Asian Dragon common shares to World Fortune as consideration for World Fortune’s provision of the Jinjishan Rights to Asian Dragon;

AND WHEREAS World Fortune wishes to sell to Asian Dragon, and Asian Dragon wishes to buy from World Fortune, World Fortune’s full rights to the Jinjishan Rights upon execution of this Jinjishan Agreement.

NOW THEREFORE THIS JINJISHAN AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.                            Representations and Warranties of World Fortune

1.1                          In order to induce Asian Dragon to enter into this Jinjishan Agreement and complete the transactions contemplated under this Jinjishan Agreement, World Fortune represents and warrants to Asian Dragon that:

(a)	World Fortune is, and will remain during the term of this Jinjishan Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of the Jinjishan Rights pursuant to the Jinjishan China Rights Agreement with LCUML and such Jinjishan Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

(b)	World Fortune has good and sufficient right and authority to enter into this Jinjishan Agreement and the Jinjishan China Rights Agreement and carry out its obligations under both agreements;

(c)	World Fortune has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Jinjishan Rights to Asian Dragon; and

(d)	World Fortune acknowledges that full payment for the Jinjishan Rights will be deemed to have taken place once all payments required in Section 3 in this Jinjishan Agreement have been made have been made to World Fortune by Asian Dragon and World Fortune has subsequently, and in a timely manner, used such payments from Asian Dragon as are required to fulfill World Fortune’s payment responsibilities under the Jinjishan China Rights Agreement with LCUML based on the schedule included in the Jinjishan China Rights Agreement.

1.2                 The representations and warranties of World Fortune contained in this Jinjishan Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.                    Representations and Warranties of Asian Dragon

2.1                  In order to induce World Fortune to enter into this Jinjishan Agreement and complete the transactions contemplated under this Jinjishan Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Jinjishan Agreement and has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to carry out its obligations contemplated under this Jinjishan Agreement.

2.2                  The representations and warranties of Asian Dragon contained in this Jinjishan Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.                    Payments

3.1                  Subject to the terms of this Jinjishan Agreement, Asian Dragon will make payments to World Fortune based on the payment schedule included in Schedule A of this Jinjishan Agreement and will, upon the execution of this Jinjishan Agreement issue to World Fortune 250,000 shares in the capital stock of Asian Dragon and will subsequently issue a further 1,000,000 shares to World Fortune or its nominees upon initial payment by Asian Dragon under the terms of Schedule A of this Jinjishan Agreement.

4.                    General

4.1                  Time and each of the terms and conditions of this Jinjishan Agreement shall be of the essence of this Jinjishan Agreement.

4.2                  The recitals to this Jinjishan Agreement constitute a part of this Jinjishan Agreement.

4.3                  This Jinjishan Agreement constitutes the entire Jinjishan Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

4.4                  No alteration, amendment, modification or interpretation of this Jinjishan Agreement or any provision of this Jinjishan Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

4.5                  Whenever the singular or masculine is used in this Jinjishan Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

4.6                  The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Jinjishan Agreement.

4.7                  Any notice, request, demand or other communication, or any delivery, to be given or made under this Jinjishan Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Jinjishan Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

4.8                  This Jinjishan Agreement shall not be assigned by a party hereto without the written permission of the other party.

4.9                  This Jinjishan Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

4.10                 This Jinjishan Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED

by WORLD FORTUNE ENTERPRISE INC., in
the presence of:

s/ Samuel Lupton
Signature of Witness
Name of Witness:  Samuel Lupton
Address of Witness:  c/o 1100 – 475 Howe Street, Vancouver, BC, Canada V6C 2B3
Occupation of Witness: Lawyer

) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) ) ) ) ) )

SIGNED, SEALED & DELIVERED
by ASIAN DRAGON GROUP INC., in the presence of:

/s/ Maxwell Sioson
Signature of Witness
Name of Witness:  Maxwell Sioson
Address of Witness:  c/o 870 East 54th Avenue, Vancouver, BC, Canada V5X 1L7
Occupation of Witness:  Management Consultant

) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP INC. ) per: John Karlsson, Director ) ) ) ) ) ) )

JINJISHAN AGREEMENT - SCHEDULE A

CHINA MINERAL PROPERTIES RIGHTS
PURCHASE AGREEMENT

Luoyang Canadian United Mining Ltd.
                                                                  (hereinafter referred to as LCUML)

World Fortune Enterprise Inc.
                                                              (hereinafter referred to as WFEI)

Luoyang Canadian United Mining Ltd. has amended the Sino Joint Venture Agreement with World Fortune Enterprise Inc. to reflect the improvement for foreign companies investing in resource projects in China. One of the major changes is for foreign companies to be able to purchase a majority interest of mineral property rights from their Chinese partner instead of earning the interest without ownership.

LCUML has upgraded the previous JV Agreement with WFEI to a Purchase Agreement to better manage the investment and future work programs, and concurrently reduce any potential liabilities when JV with the Chinese Partners.

LCUML holds the Purchase Agreement for the following properties:

  70% interest on the Jinjishan Gold Mine Exploration with a Permitted Area of 28.3 km2.

  100% interest on the Jinjishan Gold Mine Concentration Plant.

Both LCUML and WFEI have completed negotiating procedures for a business arrangement. This follows the principle of maximum mutual economic results benefiting both parties having concluded this Purchase Agreement. WFEI can purchase the entire interest for a total price of US$3.3 million on the following basis:

  LCUML agrees to sell a 70% interest of the Jinjishan Gold Mine Exploration Permitted Area of 28.3 km2 and 100% of the Jinjishan Gold Mine Concentration Plant to WFEI.

  WFEI has paid LCUML the amount of US$1.792 million as of the date of the amendment.

  WFEI can further develop the Jinjishan Gold Mine properties as well as expand the business. The parties are entitled to make additional investments up to a total of Y100 Million. WFEI is unilaterally responsible for all capital input. LCUML shall always retain a minimum 15% carried interest in the mineral properties.

  LCUML has completed expenditures that includes work of over 1,500 meters of parallel tunnelling and shafts, open pit blasting, roads and other previous expenditures as well as all related production equipments to be included in the Purchase Agreement.

  WFEI shall pay the balance sum of US$1.5 million over 3 equal payments to LCUML. The 1st payment of US$500,000 is due by October 1, 2007, the 2nd payment of US$500,000 is due on March 1, 2008, and the 3rd payment of US$500,000 is due October 1, 2008.

  Schedule “A” provides the payments terms and payment allocations.

  LCUML is responsible to clear out and cease all existing mining operations within the mining and exploration license areas. This also includes LCUML to stop their ore production within the area and transfer all the properties to WFEI in the same current status when the payments are completed.

  WFEI shall provide their representatives to be stationed at the mine and exploration site when the 2nd payment is completed. LCUML shall be prepared to turn over all related Property Licenses (including Corporate Business License, responsibilities for all procedures of renewing Mining Licenses, Exploration License, Safety Permit, Environmental Assessment Approval Report, etc.) and all Corporate Stamps and Seals to WFEI when the 3rd payment has been completed.

  LCUML agrees and shall be responsible for all the outstanding debts, loans, payrolls, and any remaining issues on the property, WFEI shall not be held responsible until control of the properties has been transferred.

  LCUML shall assist WFEI to complete all the License and Permit transfers once the Purchase Agreement has been completed.

  This Agreement is binding immediately upon signing and the non performance Party of this Agreement which can result in harm to the other party shall be held responsible for all the economic losses.

  This Agreement is produced in quadruplicate originals and all have equal legal status.

LCUML Representative                                                 WFEI Representative

Stamp        << LCUML STAMP>>                                  Stamp

Signature                                                                            Signature   /s/ Richard Tong

2007 8 8                                                                            2007 8 8

Schedule “A”

Payment Schedule

  LCUML has deposited US$1.192 million on the 70% interest of the Exploration Permitted Area of 28.3 km2. LCUML also deposited US$600,000 towards 100% interest Jinjishan Gold Mine Concentration Plant.

  WFEI has paid to LCUML the amount totalling Y13 million (US$1.792 million) as of the date of the amendment.

  WFEI shall pay the balance sum of US$1.5 million over three equal payments to LCUML. The 1st payment of US$500,000 is due by October 1, 2007, the 2nd payment of US$500,000 is due on March 1, 2008, and the 3rd payment of US$500,000 is due October 1, 2008.

Note

WFEI can further develop the Jinjishan Gold Mine properties and expand the business. The parties are entitled to make additional investment up to a total of Y100 million. WFEI is unilaterally responsible for all the capital input. LCUML shall always retain a minimum 15% carried interest in the mineral properties.